                                                                    EXHIBIT 10.1


                    TRANSITIONAL ADMINISTRATIVE SERVICES AGREEMENT


         THIS AGREEMENT, entered into and effective as of the 1st day of January, 1996, (the "Effective Date") by and between E. I. du Pont de Nemours and Company, a Delaware corporation, with its principal place of business at 1007 Market Street, Wilmington, Delaware 19898, ("DuPont") and DuPont Photomasks, Inc., a Delaware corporation, with its principal place of business at 100 Texas Avenue, Round Rock, Texas 78664 ("DPI"), (DPI and DuPont are at times referred to herein individually as "Party" and collectively as "Parties");

         Subject to the terms, conditions, covenants and provisions of this Agreement, DuPont and DPI mutually covenant and agree as follows:


                                      ARTICLE 1
                                  SERVICES PROVIDED

         1.01 TRANSITIONAL SERVICES. During the term of this Agreement upon the terms and subject to the conditions set forth in this Agreement, DuPont will provide to DPI each of those administrative and support services listed in Exhibit A, which is attached to and made part of this Agreement, (hereinafter referred to individually as a "Transitional Service", and collectively as the "Transitional Services"), during the time period for each Transitional Service set forth in Exhibit A, (hereinafter referred to as the "Time Periods" for all of the Transitional Services, and the "Time Period" for each Transitional Service); provided, however, that if no Time Period is set forth for a Transitional Service in Exhibit A, then the Time Period for such Transitional Service shall be the term of this Agreement.

         1.02 PERSONNEL. (a) In providing the Transitional Services, DuPont, as it deems necessary or appropriate in its discretion, may (i) use such personnel of DuPont or its affiliates, and (ii) employ the services of third parties to the extent such third party services are routinely utilized to provide similar services to other DuPont businesses or are reasonably necessary for the efficient performance of any of such Transitional Services; provided, however, that if DPI is not satisfied with the quality or level of such Transitional Services, DPI may notify DuPont through its Primary Coordinator and the Parties shall promptly attempt to resolve DPI's concerns in good faith.

         (b) DPI agrees that it will cooperate with DuPont in the provision of the Transitional Services.

    1.03 REPRESENTATIVES. DuPont and DPI shall each nominate a representative to act as the primary contact person for the provision of all of the Transitional Services (collectively, the "Primary Coordinators"). The initial Primary Coordinators shall be Harold Lehon for DPI and Joe Dunning for DuPont. The initial coordinators for each specific Transitional Service shall be the individuals named in the description of such Transitional Service in Exhibit A (the "Service Coordinators"). If a Service Coordinator is not specified for a Transitional Service on Exhibit A, then the Primary Coordinator shall serve as the Service Coordinator. DuPont and DPI shall advise each other in writing of any change in the Primary Coordinators and any Service Coordinator. DuPont and DPI agree that all communications relating to the provision of the Transitional Services shall be directed to the Primary Coordinators.


         1.04  LEVEL OF TRANSITIONAL SERVICES.   (a)  DuPont shall perform the
Transitional Services exercising the same degree of care as it exercises in performing the same or similar services for its own account, with priority equal to that provided to its own businesses or those of any of its affiliates, subsidiaries or divisions. Nothing in this Agreement shall require DuPont to favor DPI's business over its own businesses or those of any of its affiliates, subsidiaries or divisions.

              (b) Unless otherwise specifically set forth in the Exhibits attached hereto or by DuPont's prior written consent, it is the intention of the Parties that DPI's use of any Transitional Service that DPI elects to use shall not be higher than the level of use

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required by DPI's business prior to the effective date of this Agreement.   In
no event shall DPI be entitled to any new service without the prior written consent of DuPont, which consent may be withheld by DuPont for any or no reason in its sole and absolute discretion. In no event shall DPI be entitled to increase its use of any of the Transitional Services above the level of use specified in this Agreement without the prior written consent of DuPont (which consent shall not be unreasonably withheld, taking into consideration the availability of DuPont personnel and DPI's needs).

              (c) DuPont shall not be required to provide DPI Transitional Services other than those defined and described in this Agreement, special studies, support for new systems design and implementation, training, or the like or the advantage of systems, equipment, facilities, training, or improvements procured, obtained or made after the Effective Date by DuPont, unless upon request by DPI to DuPont's Primary Coordinator, DuPont elects to provide such service.

              (d) In addition to being subject to the terms and conditions of this Agreement for the provision of the Transitional Services, DPI agrees that the Transitional Services provided by third parties shall be subject to the terms and conditions of any agreements between DuPont and such third parties; provided, however, that at DPI's request to DuPont's Primary Coordinator, DuPont will permit DPI's Primary Coordinator an opportunity to review any such third party agreements to the extent that DuPont is permitted to do so without a breach of its confidentiality obligations to such third parties.

         1.05 LIMITATION OF LIABILITY AND WARRANTY. (a) In the absence of gross negligence or reckless or willful misconduct on DuPont's part, and whether or not it is negligent, DuPont shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide the Transitional Services to DPI. Notwithstanding anything to the contrary contained herein, in the event DuPont commits an

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error with respect to or incorrectly performs or fails to perform any
Transitional Service, at DPI's request, DuPont shall use the same level of performance as set forth in Section 1.04 hereof, to correct such error, re-perform or perform such Transitional Service; PROVIDED, that DuPont shall have no obligation to recreate any lost or destroyed data to the extent the same cannot be cured by the re-performance of the Transitional Service in question.

              (b) Except for gross negligence or reckless or willful misconduct, DuPont's liability for damages to DPI for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including negligence, shall be limited to the payments made hereunder for the specified Transitional Service that allegedly caused the damage during the period which the alleged damage was incurred by DPI. In no event shall DuPont be liable for any damages caused by DPI's failure to perform DPI's responsibilities hereunder. Except as set forth in Paragraph 5.01, DuPont will not be liable to DPI for
(i) any act or omission of any other entity (other than due to a default by DuPont in any agreement between DuPont and such other entity) furnishing any Transitional Service or (ii) lost, altered or destroyed data in providing any Transitional Service or for any interruption of any Transitional Services relating to computer or telecommunications services. If DPI suffers any loss or damages arising out of this Agreement which was caused by the gross negligence or reckless or willful misconduct of DuPont, DuPont's sole liability to DPI shall be to properly perform the Transitional Service(s) in question at no additional cost to DPI and to pay DPI for any and all direct damages suffered by DPI.
              (c) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR AT LAW OR IN EQUITY, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION OR ANY OTHER LOSS) ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT OR REGARDING THE

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PROVISION OF OR THE FAILURE TO PROVIDE THE TRANSITIONAL SERVICES, EVEN IF THE
OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                   (d) In addition to the Transitional Services, DuPont agrees to provide those goods and services described in Exhibit A. If DuPont will be providing any of its other goods in connection with providing the Transitional Services, such goods shall be provided in accordance with the conditions of sale set forth in Exhibit A. EXCEPT AS SET FORTH IN THOSE CONDITIONS, DUPONT MAKES NO EXPRESS OR IMPLIED WARRANTY (INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) REGARDING ANY GOODS PROVIDED IN CONNECTION WITH THE TRANSITIONAL SERVICES.

    1.06 NO OBLIGATION TO CONTINUE TO USE SERVICES. DPI shall have no obligation to continue to use any of the Transitional Services and may eliminate any Transitional Service from the Transitional Services that DuPont is providing to DPI by giving DuPont at least forty-five (45) days advance written notice of its desire to eliminate any or all Transitional Services; PROVIDED, that the elimination of any Transitional Service can only be effective on the last day of a calendar month.

    1.07 INFORMATION SYSTEMS. (a) DPI acknowledges and agrees that the terms and conditions set forth on Exhibit A-1 attached hereto shall apply to those Transitional Services relating to the information systems as described in Exhibit A (the "Information System Services").

         (b) DPI hereby agrees that neither it nor any of its employees or agents will access or use any DuPont or third party software on DuPont systems, other than the software and systems specifically described in Exhibit A-1.

         (c) DPI agrees that as a condition precedent to accessing any DuPont computer or telecommunication systems, it must execute and deliver the DuPont "Electronic

Information Security Agreement Form 0004", which is attached hereto as Schedule B to Exhibit A-1.

              (d) DPI agrees that within twenty-two (22) months following the effective date of this Agreement, it shall provide to DuPont, in form and substance reasonably acceptable to DuPont, a written migration plan providing a detailed description, including calendar milestones, of the manner in which DPI will migrate from the Information Systems Services (including, without limitation, DuPont's computer and telecommunications software, hardware, and equipment systems) to DPI or third party systems prior to the expiration of the Time Period for the provision of the Information Systems Services described in Exhibit A-1, and a contingency plan setting forth the manner in which DPI will provide its computer and telecommunications services, if DPI is unable to fully implement such migration plan.

         1.08 DUPONT ACCESS. To the extent reasonably required for DuPont personnel to perform the Transitional Services, DPI shall provide DuPont personnel with reasonable access to its equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment.

         1.09 SEPARATION AND TRANSITION COSTS. (a) DuPont will reimburse DPI for certain of DPI's out-of-pocket costs incurred by DPI, prior to December 31, 1997, to separate and transition from DuPont services provided pursuant to this Agreement and to allow DPI to develop and implement separate administrative systems from other sources (either internal or external to DPI), including but not limited to the development and implementation of an information systems migration plan as described in Paragraph 1.07 (the "Separation Costs"). Such reimbursement by DuPont of Separation Costs will not exceed $1,200,0000 in the aggregate. DPI will submit to DuPont's Primary Coordinator a monthly invoice describing such out-of-pocket costs. DuPont will reimburse DPI either through a cash payment or through a credit to be applied to the next invoice submitted to DPI pursuant to Paragraph 2.03 hereof.

              (b) Notwithstanding Exhibit A-3 with regard to Relocation Administration Services, DuPont shall bear all costs and expenses reimbursable pursuant to DuPont's Relocation Plan with regard to the relocation of certain DPI employees (previously employed by DuPont) from the Wilmington, Delaware vicinity to the Austin/Round Rock vicinity during the time period between June 30, 1995 and December 31, 1997. DPI will submit a notice with regard to any such relocations to DuPont's Primary Coordinator.

                                      ARTICLE 2
                                     COMPENSATION

         2.01 CONSIDERATION. (a) As consideration for the Transitional Services, DPI shall pay to DuPont the price specified for each Transitional Service as set forth in Exhibit A. Upon the elimination of any Transitional Service in accordance with Paragraph 1.06 above, the compensation to be paid under this Paragraph 2.01 shall be reduced by the amount specified for such eliminated Transitional Service.

              (b) In addition to the payments described in subparagraph (a) above, DPI shall reimburse to DuPont an amount equal to the sum of (i) all of the out-of-pocket payments, if any, incurred by DuPont to obtain consents from such third parties to permit DuPont to provide any Transitional Service to DPI hereunder (including, without limitation, amounts paid for the right to continue to use third party software for the benefit of DPI), plus (ii) any out-of-pocket payments by DuPont on behalf of DPI. Such payments will be billed to DPI in the monthly invoice(s) described in Paragraph 2.03 below. DuPont will notify DPI in advance of any such payments in excess of $10,000 not otherwise described in Exhibit A. In the event that DuPont will be making any such disbursements of funds on behalf of DPI pursuant to any Transitional Service, before any disbursement will be made, DPI shall deposit funds equal to an estimated amount of such disbursements into a bank account designated by DuPont.

         2.02 TAXES. Any taxes (other than income taxes) assessed on the provision of the Transitional Services shall be paid by DPI.

         2.03 INVOICES. Unless otherwise provided in Exhibit A, DuPont will submit to DPI's Primary Coordinator invoices to DPI describing (a) all Transitional Services provided to DPI, and (b) those out-of-pocket payments described in Paragraph 2.01(b) above incurred during such month. Such monthly invoices will usually be issued by the fifteenth day of the month following the month in which services are provided. Each invoice shall include a summary list of the previously agreed upon Transitional Service for which there are fixed dollar fees, together with documentation supporting each of the invoiced amounts that are not covered by the fixed fee agreements. The total of this list and supporting detail will equal the invoice total, and will be provided with the invoice. All invoices shall be sent to DPI at the following address or to such other address as DPI shall have specified by notice in writing to DuPont:

         DuPont Photomasks, Inc.
         100 Texas Avenue
         Round Rock, Texas  78664
         Attention:  Accounts Payable

         2.04 PAYMENT OF INVOICES. (a) Payment of all invoices submitted shall be made by electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever, except if DPI gives notice to DuPont that it has a reasonable basis for a dispute regarding a fee charged or service provided hereunder, within thirty (30) days of the invoice date unless otherwise specified in Exhibit A. All payments shall be made to the account set forth in written instructions by DuPont from time to time.

         (b) Upon receipt of a notice of a dispute as provided in paragraph 2.04(a), the Parties shall thereupon submit the dispute under the procedures set forth in paragraph 6.14. So long as both parties are negotiating the dispute in good faith, this agreement will continue in full force and effect but either party may terminate the service affected in the event the other party ceases negotiating the dispute in good faith. Otherwise, if any payment is not paid when due, DuPont shall have the right, without any liability to DPI, or anyone claiming by or through DPI, upon 10 days written notice to cease providing the Transitional Service(s) for which payment has not been made, which right may be exercised by DuPont in its sole and absolute discretion, until it receives such payment; provided, that this right shall not affect DuPont's ability to terminate this Agreement as set forth in herein.


                                      ARTICLE 3
                                   CONFIDENTIALITY

         3.01 OBLIGATION. (a) In addition to any obligations of confidentiality pursuant to other agreements between the Parties, without the prior written consent of the other Party, each Party shall hold in confidence and not disclose to any third party (i) any confidential information received by it from the other Party during the provision of the Transitional Services, including, without limitation, information which is not related to the Transitional Services, provided such information is marked confidential, or if provided orally, such information is reduced to writing and marked as confidential within thirty (30) days of disclosure; and (ii) the specific terms, conditions and information contained in this Agreement and any attachment hereto.

              (b) Each party agrees that it shall ONLY use the confidential information received by it from the other Party in connection with the provision or receipt of the Transitional Services, and for no other purpose whatsoever.

              (c) For the purposes of this Agreement, confidential information shall not include information:

                   (i) which is or becomes part of the public domain other than through breach of this Agreement or through the fault of the receiving Party;

                   (ii) which is or becomes available to the receiving Party from a source other than the disclosing Party, which source has no obligation of confidentiality to the disclosing Party in respect thereof;

                   (iii) which is required to be disclosed by law or governmental order;

                   (iv) the disclosure of which is mutually agreed to by the Parties;
                   (v) which has been independently developed by the other Party without reference to the confidential information; or

                   (vi) which was known to the receiving Party prior to receipt of the confidential information, as shown by its prior written records (which for DuPont were not records of DPI's business prior to the date hereof).

         3.02 EFFECTIVENESS. The foregoing obligation of confidentiality shall be in effect during the term of this Agreement and any extensions thereof and for a period of five (5) years after the termination or expiration of this Agreement.

         3.03 CARE AND INADVERTENT DISCLOSURE. With respect to any confidential information, each Party agrees as follows:

              (a) it shall use the same degree of care in safeguarding said information as it uses to safeguard its own information which must be held in confidence; and

              (b) upon the discovery of any disclosure or unauthorized use of said information, or upon obtaining notice of such a disclosure or use from the other Party, it shall take all necessary actions to prevent any further disclosure or unauthorized use, and, subject to the provisions of Paragraph 1.05 above, such other Party shall be entitled to pursue any other remedy which may be available to it.


                                      ARTICLE 4
                                 TERM AND TERMINATION

         4.01 TERM. This Agreement shall become effective on the Effective Date and shall remain in force: (a) for a period of twenty-four (24) months or
(b) until DuPont's equity ownership falls below fifty (50%) (the "Initial Period"), whichever last occurs unless (x) all of

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the Transitional Services are eliminated by DPI in accordance with Paragraph
1.06 above, at which time this Agreement shall automatically terminate upon the payment of all amounts then due, or (y) this Agreement is terminated under Paragraph 4.03 or 6.11 below prior to the end of such period.

         4.02 EXTENSION. Subject to the earlier termination of this Agreement in accordance with Paragraph 4.03 or 6.11 below, DPI may extend each Time Period for an additional twelve (12) months by giving DuPont at least forty-five (45) days prior written notice prior to the end of the Time Period in question, except that DPI may not unilaterally extend this Agreement if DuPont's equity ownership has fallen below fifty percent (50%).

         4.03 TERMINATION. (a) If either Party (hereafter called the "Defaulting Party") shall fail to perform or default in the performance of any of its obligations under this Agreement (other than as described in subparagraph
(b) below), the other Party (hereinafter called the "Non-Defaulting Party") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement if such failure or default is not cured within forty-five (45) days of such written notice. If any failure or default so specified is not cured within such forty-five (45) day period, the Non-Defaulting Party may elect to immediately terminate this Agreement; PROVIDED, HOWEVER, that if the failure or default relates to a dispute made in good faith by the Defaulting Party pursuant to Paragraph 6.14, the Non-Defaulting Party may not terminate this Agreement pending the resolution of such dispute pursuant to the completion of the mediation process provided in Paragraph 6.14. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

                   (b) Either Party may immediately terminate this Agreement by a written notice to the other without any prior notice upon the occurrence of any of the following events:

                        (i) the other Party enters into proceedings in bankruptcy or insolvency;

                        (ii) the other Party shall make an assignment for benefit of creditors;

                        (iii) a petition shall be filed against the other Party under a bankruptcy law, a corporate reorganization law, or any other law for relief of debtors (or similar law in purpose or effect); or

                        (iv) the other Party enters into liquidation or dissolution proceedings.

         4.04 DPI'S ADMINISTRATIVE AND SUPPORT SERVICES. (a) DPI acknowledges that DuPont is providing the Transitional Services as an accommodation to DPI to allow DPI a transitional period of time to obtain its own administrative and support services. During the term of this Agreement, DPI agrees that, in addition to the migration plan described in Paragraph 1.07(d), it shall take all steps necessary to obtain its own administrative and support services prior to the expiration of the Time Period for each Transitional Service.
                   (b) DPI specifically agrees and acknowledges that all obligations of DuPont to provide each Transitional Service shall immediately cease upon the expiration of the Time Period (and any extension thereof in accordance with Section 4.02) for such Transitional Service, and DuPont's obligations to provide all of the Transitional Services shall immediately cease upon the termination of this Agreement, unless extended by mutual consent. Upon the cessation of DuPont's obligation to provide any Transitional Service, DPI shall immediately cease using, directly or indirectly, such Transitional Service (including, without limitation, any and all DuPont software or third party software provided through DuPont, telecommunications services or equipment, or computer systems or equipment).

                   (c) DUPONT SHALL HAVE NO LIABILITY OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES) TO DPI, OR

TO ANYONE CLAIMING BY OR THROUGH DPI, FOR DUPONT'S CEASING TO PROVIDE ANY TRANSITIONAL SERVICE UPON THE EXPIRATION OF THE TIME PERIOD (AND ANY EXTENSION THEREOF IN ACCORDANCE WITH SECTION 4.02) FOR SUCH TRANSITIONAL SERVICE OR THE TERMINATION OF THIS AGREEMENT. DPI SHALL HOLD DUPONT HARMLESS AND WAIVES ANY AND ALL RIGHTS, AT LAW OR IN EQUITY, THAT IT MAY HAVE TO BRING ANY SUIT, INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF, OR TO ANY CLAIMS, DAMAGES, LOSS, COSTS (INCLUDING ATTORNEY FEES), ACTIONS, OR LIABILITY AGAINST DUPONT OR DUPONT'S EMPLOYEES, AGENTS, ASSIGNEES, SUBSIDIARIES OR AFFILIATES ARISING OUT OF DUPONT'S CEASING TO PROVIDE ANY TRANSITIONAL SERVICE UPON THE EXPIRATION OF THE TIME PERIOD (AND ANY EXTENSION THEREOF IN ACCORDANCE WITH SECTION 4.02) FOR SUCH TRANSITIONAL SERVICE OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.

         4.05 SURVIVAL OF CERTAIN OBLIGATIONS. The following obligations shall survive the termination of this Agreement: (a) for the period set forth therein, the obligations of each Party under Articles 3, 4 and 5, and (b) DuPont's right to receive the compensation for the Transitional Services provided, and reimbursement of the payments described in Paragraph 2.01 above incurred, prior to the effective date of termination.


                                      ARTICLE 5
                                     INDEMNITIES

         5.01 INDEMNITY BY DUPONT. Subject to the limitations set forth in Paragraph 1.05 above, DuPont shall indemnify, defend and hold DPI harmless against any and all claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorney's fees), fines and penalties arising out of any actual injury, loss or damage of any nature whatsoever (including, without limitation, loss of or damage to property, or damage to the environment) due or relating to the provision of or failure to provide the Transitional Services, ONLY if such amounts are a direct result of the gross negligence or reckless or willful misconduct of the personnel of DuPont and/or any contract personnel or third parties who DuPont arranged to provide the Transitional Services to DPI.

         5.02 INDEMNITY BY DPI. DPI shall indemnify, defend and hold DuPont harmless against any and all claims, liabilities, damages losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties arising out of any actual injury, loss or damage of any nature whatsoever (including, without limitation, loss of or damage to property, or damage to the environment) due or relating to receiving or using the Transitional Services, only if such amounts are the direct result of the gross negligence or reckless or willful misconduct of the personnel of DPI and/or any contract personnel or third parties who DPI has assigned to assist DuPont in providing the Transitional Services to DPI.

         5.03 TERM OF INDEMNITY. The indemnities contained in this Article shall survive for a period of five (5) years after the termination of this Agreement for any reason.


                                      ARTICLE 6
                                    MISCELLANEOUS

         6.01 AMENDMENTS. This Agreement shall not be amended or modified except in writing signed by the Parties.

         6.02 SUCCESSORS AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party shall assign this Agreement or any rights herein without the prior written consent of the other Party, which consent may not be unreasonably withheld.

         6.03 MERGER. All understandings, representations, warranties and agreements, if any, heretofore existing between the Parties regarding the Transitional Services are merged into this Agreement, including the Schedules, Exhibits and Appendices attached hereto, which fully and completely express the agreement of the Parties with respect to the subject matter hereof. The Parties have entered into this Agreement after adequate investigation with neither Party relying upon any statement or representation not contained in this Agreement, or the Schedules, Exhibits and Appendices attached hereto.

         6.04 NOTICES. All notices, consents, requests, approvals, and other communications provided for or required herein, and all legal process in regard thereto, must be in writing and shall be deemed validly given, made or served,
(a) when delivered personally or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with subparagraph (c) below; or (b) on the next business day after delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery; or (c) on the third day after deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following addresses or to such other address as the Party to be notified shall have specified to the other Party in accordance with this paragraph:

    If to DuPont:

         E. I. du Pont de Nemours and Company
         1007 Market Street
         Wilmington, Delaware 19898, USA
         Attention:  Associate General Counsel - M&A
         Fax Number:

    If to DPI:

         DuPont Photomasks, Inc.
         100 Texas Avenue
         Round Rock, Texas
         Attention:  Van H. Leichliter
                     Executive Vice President and General Counsel



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

         6.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Delaware. This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

         6.06 HEADINGS. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the Articles or Paragraphs in which they appear or to which they relate.

         6.07 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted.
         6.08 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         6.9 RIGHTS OF THE PARTIES. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity, other than the Parties and their respective subsidiaries and affiliates, any rights or remedies under or by reason of this Agreement or any transaction contemplated thereby.

         6.10 RESERVATION OF RIGHTS. Either Party's waiver of any of its remedies afforded hereunder or at law is without prejudice and shall not operate to waive any other remedies which that Party shall have available to it, nor shall such waiver operate to waive the Party's rights to any remedies due to a future breach, whether of a similar or different nature.

         6.11 FORCE MAJEURE. Any failure or omission by a Party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such Party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the Parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection riot, invasion, strike or lockout; PROVIDED, HOWEVER, that such Party shall resume the performance whenever such causes are removed. Notwithstanding the foregoing, if such Party cannot perform under this Agreement for a period of forty-five (45) days due to such cause or causes, either Party may immediately terminate this Agreement by providing written notice to the other Party.

              6.12 RELATIONSHIP OF THE PARTIES. It is expressly understood and agreed that in rendering the Transitional Services hereunder, DuPont is acting as an independent contractor and that this Agreement does not constitute either Party as an employee, agent or other representative of the other Party for any purpose whatsoever. Except as set forth herein, neither Party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of the other Party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other Party, or to bind the other Party in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other Party in any manner whatsoever (except as to any actions taken by either Party at the express written request and direction of the other Party).

              6.13 CONFLICT. In case of conflict between the terms and conditions of this Agreement and any Exhibit, the terms and conditions of such Exhibit shall control and govern as it relates to the Transitional Service to which those terms and conditions apply.

              6.14 DISPUTE. If a dispute develops between the parties over performance of this agreement or the interpretation of any provision herein, such dispute shall first be referred to as the Primary Coordinators. If they are unable to resolve the dispute, it shall be referred progressively through the management of both parties including, if necessary, the top management of DuPont and DPI. If, after thorough negotiations, the parties are unable to resolve the dispute, it shall be referred to non-binding mediation, the form to be selected by both parties and the mediation expenses to be split evenly between the parties. Failing mediation, either party can bring suit in accordance with this Agreement.

         6.15 WAIVER OF JURY TRIAL AND CONSENT TO JURISDICTION. EACH PARTY HEREBY (a) WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY MATTER OR RIGHT ARISING UNDER THIS AGREEMENT OR RELATING TO THE TRANSITIONAL SERVICES, (b) CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSITIONAL SERVICES SHALL BE LITIGATED IN ANY SUCH COURT, AND (c) WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDINGS IN ANY SUCH COURT.

         6.16 TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT.

              (a) DuPont and DPI have each assessed their respective rights, liabilities, and obligations under the Texas Deceptive Trade Practices - Consumer Protection Act as set out in Texas Business & Commerce Code Annotated
Section 17.41 ET SEQ. (Vernon's) as interpreted by applicable case law (the "Act"). DuPont and DPI each agree that the Act does not apply to either DuPont or DPI because neither DuPont nor DPI qualifies as a "Consumer" under Section 17.45(4) of the Act. However, in the event that either DuPont or DPI is found to be a consumer under the Act, each of them waive their rights under the Act pursuant to Section 24(b) below. In this regard, DuPont and DPI each represent to one another that each of them is represented by legal counsel in seeking or acquiring the goods or services.

              (b) WAIVER OF CONSUMER RIGHTS. EACH OF DUPONT AND DPI WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES -

CONSUMER  PROTECTION  ACT,  Section 17.41  ET SEQ.,  BUSINESS  &  COMMERCE
CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. EACH OF DUPONT AND DPI, AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, VOLUNTARILY CONSENTS TO THIS WAIVER.

    IN WITNESS WHEREOF, the parties hereto have caused this Transitional Services Agreement to be executed the day and year first above written.

                             E. I. DU PONT DE NEMOURS AND COMPANY

                             By:  /S/ JOHN C. SARGENT
                                  ---------------------------

                             Title:    VICE PRESIDENT AND TREASURER
                                       ----------------------------

                             DUPONT PHOTOMASKS, INC.

                             By:  /S/ DAVID S. GINO
                                  ----------------------------
                                  David S. Gino

                             Title:    EXECUTIVE VICE PRESIDENT AND CHIEF
                                       FINANCIAL OFFICER

                                        INDEX

EXHIBIT A-1   INFORMATION SYSTEMS AND TELECOMMUNICATIONS SERVICES

EXHIBIT A-2   FINANCE AND ACCOUNTING SERVICES:
                   -    Tax Advisory
                   -    Business Accounting and Reporting
                   -    Accounts Receivable
                   -    Accounts Payable
                   -    Consulting
                   -    Internal Auditing
                   -    Banking and Treasury Support

EXHIBIT A-3   HR SERVICES:
                   -    Reimbursement for participation in DuPont Plans
                             (1/1/96 - 6/30/96)
                   -    Compensation and Benefit Administrator
                   -    Local Pay Determination
                   -    Relocation Administration
                   -    Employee Travel Expense Reimbursement Administration
                   -    Compensation and Benefit Policy Consulting
                   -    Diversity Education Consulting
                   -    Work/Life Issues Consulting
                   -    Occupational Medicine
                   -    Employee Assistance Program Consulting
                   -    Personnel Relations Consulting
                   -    HRS Timekeeping Systems Support
                   -    Other Systems Support

EXHIBIT A-4   Legal Services

EXHIBIT A-5   Business Consulting

EXHIBIT A-6   CONSULTING SERVICES - ENGINEERING

EXHIBIT A-7   SOURCING AND PURCHASING SERVICES

EXHIBIT A-8   SAFETY SERVICES

EXHIBIT A-9   OTHER CONSULTING SERVICES - CBI

                                                                    EXHIBIT A-1

                 INFORMATION SYSTEMS AND TELECOMMUNICATIONS SERVICES


ENTITY PROVIDING SERVICE:

         E. I. du Pont de Nemours & Company, Affiliates, and, or, Third Party Contractors or Agents

    SERVICE TO BE PROVIDED:

    Information Systems Services

DESCRIPTION OF SERVICE:

    DuPont Information Systems has available a wide range of Information Systems Services that can be leveraged by DuPont Photomask to meet their business requirements, including a network of internal consultants as well as information systems engineers, analysts and programmers with analytical and technical skills in the areas of deployment of information technology.

    DuPont Photomask has chosen to leverage Information Systems Services being provided by DuPont, that includes Computer Applications Services, Computing and Telecommunications Services. Services are defined and itemized in accordance with the Price Schedules attached hereto. Services to be provided by global regions such as Europe and Asia Pacific will be documented on a region-by-region basis via separate agreements.

    In addition to the terms and conditions set forth in the body of the Transitional Administrative Services Agreement, the following terms and conditions will apply to the provision of Information Systems Services.

1. DuPont will provide: (a) Computer Applications Services; Computing and Telecommunications Services, to DuPont Photomask, to support operations at existing DuPont Photomask Business locations from the effective date of this Agreement at the prices provided for in the attachments to this Exhibit, subject to the terms and conditions of the Transitional Administrative Services Agreement; (b) Network planning and consulting to assist DuPont Photomask in defining their long-term networking needs; including planning and consultation for the re-routing of the telecommunications connection between Danbury, CT and Newtown, CT as a result of the pending sale of the Newtown facility by DuPont.

    1.1. The attached pricing schedules, Schedule A-1 and A-2, itemize all Computer Applications Services, and Computing and Telecommunications Services to be provided by

DuPont, as of the effective date of this Agreement, to DuPont Photomask, subject to the term, scope, limitations, and exclusions set forth in this Agreement. Pricing for variable Information Systems Services such as, but not limited to Computing and Telecommunications Services, is based on consumption. Pricing for these same Services will be adjusted periodically based on actual consumption as set forth in paragraph 3 herein. Subject to the other provisions of this Agreement, DuPont or DuPont Photomask may modify the schedule of services, or DuPont Photomask may decrease the level of Service(s), with forth-five (45) days prior written notice, as long as (a) the costs to DuPont Photomasks are substantially similar to any services modified by DuPont, (b) a decrease in the level of Service(s) does not result in any residual cost to DuPont, or (c) if there is any additional cost because of any modification of Service(s), such costs will be paid by DuPont Photomask on a pro rata basis, based on the ratio of the additional costs attributable to modifications required by DuPont Photomasks to the use of such modification by other users as otherwise provided in this paragraph. New facilities or locations, or increased or new services, that DuPont Photomask wishes to add or to have included in this Agreement will need to be agreed to, in writing, with DuPont and may result in new fees.

    1.2. DuPont Photomask will execute, deliver and abide by the Electronic Information Security Agreement (ELIS Form 0004E) attached to the Administrative Services Agreement as Exhibit A-1, Schedule B. Any exceptions to be mutually agreed to in writing.

    1.3. DuPont Photomask, in the use of DuPont systems, will not violate any Federal, State or other governmental statute, law, rule, regulation or ordinance, including, but not limited to, the United States Copyright Act of 1976, as amended. Nor shall either Party cause or place any computer viruses, worms, Trojan horses, or other similar software programs or routines to be loaded onto or affect any DuPont software, hardware, networking or data systems.

2. Termination of Services - Consistent with Article 4, Paragraph 4.03 of the Transitional Administrative Services Agreement.

3. Pricing - In addition to any prices charged in Section 2.01(b) of the Transitional Administrative Services Agreement, the following prices will be charged to DuPont Photomask;

    3.1. Monthly prices are itemized in Schedules A-1 and A-2 for Computer Applications Services, and Computing and Telecommunications Services. One time charges or fees may need to be paid to software vendors or contractors for use of software packages or licenses, including charges or fees listed on Schedule
C.  These charges or fees will be invoiced directly to DuPont

Photomask based on the actual invoices from the vendors or contractors. Schedule D defines the services and pricing for maintenance and support of the CA-MANMAN application.

    3.2. Normal and customary business expenses in accordance with DuPont expense guidelines incurred by DuPont associated with any travel to a DuPont Photomask locations by DuPont personnel to provide any of the services hereunder.

    3.3. The initial monthly pricing for Services set forth in this Exhibit will be fixed, except as otherwise provided in this Exhibit, during the first twelve (12) months after the effective date of the Agreement. Thereafter, pricing will be adjusted, from time to time, based on cost increases and on actual use of Services. DuPont will provide Company with at least forty-five
(45) days prior written notice of any such price increase and an explanation of the rationale for any such increase with detail of cost increases necessitating an increase in pricing for Services.

4.  Computer Application Services

    4.1. Definitions

         4.1.1. Computer Applications Services and Computing and Telecommunications Services means the usage of: (a) computer software used in support of DuPont Photomask operations; (b) technical professional services necessary to provide support for the computer software; (c) technology platforms, network interconnects and related services necessary to operate the applications services provided; and, (d) voice communication services.

    4.2. Scope and Limitations

         4.2.1. DuPont will provide DuPont Photomask with the use of Computer Application Services substantially similar to those services which were provided to the business assets at Company's existing business locations prior to the effective date of this Agreement DuPont reserves the right to modify the types and levels of services, as changes are made to such applications to reflect the needs of the DuPont business, so long as the replacement computer application services are substantially similar to the services replaced or modified, and agrees to provide advance notification to DuPont Photomask as notification is presented to other DuPont businesses but at least ninety (90) days before such modification is made.

         4.2.2. DuPont reserves the right to relocate any and all of DuPont Photomask's applications to DuPont computer systems not currently utilized to provide such services at no additional charge to DuPont Photomask.

         4.2.3. DuPont reserves the right to provide these services by, or through, the use of Affiliates, Third Party Contractors or Agents, provided that DuPont shall continue to be responsible and liable to DuPont Photomask for all performance hereunder pursuant to the terms of the Transitional Administrative Services Agreement.

         4.2.4. DuPont Photomask may not install its own or any third party software into any DuPont system without the prior written consent of DuPont, which consent will not be unreasonably withheld.

         4.2.5. No non-DuPont Photomask employee, performing work for DuPont Photomask, may access or use DuPont provided Services without prior written consent by DuPont, which consent will not be unreasonably withheld. This shall include, but not be limited to, DuPont Photomask Contractors, Consultants or Agents, or Employees of entities, directly or indirectly, having an ownership interest in DuPont Photomask.

         4.2.6. Notwithstanding anything to the contrary contained herein, in the event DuPont commits an error with respect to or incorrectly performs or fails to perform any Service(s), at DuPont Photomask's request, DuPont will use all reasonable commercial efforts to promptly correct such error, re-perform or perform such Service(s).

         4.2.7. DuPont will provide disaster recovery procedures for all Services covered under this Agreement that are presently included in DuPont's disaster recovery plans.

         4.2.8. DuPont will administer all RACF and other security measures to be applied to DuPont Photomask's computer application users. DuPont Photomask will have access and control of its information and data being used; and, DuPont reserves the right to define DuPont Photomask's access level to systems and applications to ensure that DuPont Photomask can only access DuPont Photomask applications and data.

         4.2.9. Availability of Computer Applications Services, provided as part of this Agreement, will be published by DuPont and made available to DuPont Photomask's representative promptly upon reasonable request.

         4.2.10. Should DuPont Photomask elect to migrate from DuPont systems, DuPont will provide DuPont Photomask with extracts in mutually defined formats from existing databases and make available pre-existing system documentation.

         4.2.11. All forms output for all application systems covered under this Agreement will remain as the DuPont standard forms utilized prior to the Effective Date of this Agreement which includes, but is not limited to, checks, invoices, shipping advices, electronic message headers, etc.

5. Company Obligations - DuPont's obligation to provide services and DuPont Photomask's right to receive services will be subject to the following:

    5.1. DuPont Photomask and DuPont will provide an information systems representative to act as a single point of contact to the other with regard to all information systems services. This person is called the "Information Systems Service Coordinator" whose name and contact information are:

    For DuPont Photomask:    Name:  Jill Carroll
                             Title:  Senior Systems Specialist
                             Address:  Round Rock, TX
                             Telephone:  512-244-0024 x 280

    For DuPont:              Name:  Alan M. Ingalls
                             Title:  Project Manager
                             Address:  Wilmington, DE
                             Telephone:  302-773-0808


    5.2. DuPont Photomask will be responsible for providing functionality testing to confirm nonimpact during any applications, computer, and telecommunication upgrades; provided that DuPont will have given DuPont Photomask sufficient time and opportunity prior to implementation of any such upgrades.

    5.3. DuPont Photomask will provide all equipment necessary for accessing, inputting and receiving output from DuPont computer applications provided as part of this Agreement at DuPont Photomask business locations.

    5.4. DuPont Photomask will engage in studies and forecasting as would be normal and customary for a user in accessing and using the computers, telecommunications and applications hereunder.

    5.5. DuPont Photomask will provide physical security for and access to any wiring closets and PBX equipment that will reside on DuPont Photomask property or facilities where DuPont will be providing support for said equipment. Access to the equipment facility will be limited to DuPont, Third Party or Affiliate agents, and DuPont Photomask personnel performing support for the equipment unless mutually agreed to in writing.

- -------------------------------------------------------------------------------
                           TRANSITIONAL SERVICES AGREEMENT
                     SCHEDULE A-1 - COMPUTER APPLICATION SERVICES
                                REGION: UNITED STATES
- -------------------------------------------------------------------------------
      Business Function DuPont Application Name            Initial Price/Mo.
- -------------------------------------------------------------------------------
Manufacturing           MANMAN **                          $  9,583.00 **
Safety & Environment    SIS MSDS Safety Data Sheets,
                        DUCIS-TSCA Government Reporting,
                        CESIS, CSWIS, SARA-313             $    150.00
Finance                 ETER Travel Expense Reporting      $    125.00
Finance                 VPCS Vendor Payment                $      *
Finance                 ARCS Accounts Receivable           $      *
Finance                 GCAP Earnings & Cash FLow          $      *
Finance                 GFDB Earnings & Cash Flow          $      *
Finance                 GFDB/COGS Intercompany Transfer    $      *
Human Resources         HRS                                $      *
Human Resources         PCBS                               $      *
- -------------------------------------------------------------------------------
                        TOTAL INITIAL MONTHLY PRICE        $  9,708.00
- -------------------------------------------------------------------------------

*   Charges included in other Financial and HR Services charges.
**  See Schedule C

- -------------------------------------------------------------------------------
                           TRANSITIONAL SERVICES AGREEMENT
                SCHEDULE A-2 - COMPUTING & TELECOMMUNICATIONS SERVICES
                                REGION:  UNITED STATES
- -------------------------------------------------------------------------------
Business Function  DuPont Application Name  Initial Price/Mo.
- -------------------------------------------------------------------------------
Computing Services      IBM MVS & VM Services              $      338.00
Computing Services      DEC VAX Services                   $    7,915.00
Voice Services          DUCOM/PBX Voice Mail               $   13,650.00
Data Communications     Leased Data Lines Wide Area        $   55,175.00
Data Communications     E-Mail Interconnect Services       $      467.00
Data Communications     Electronic Data Interchange        $       --
- -------------------------------------------------------------------------------
                        TOTAL INITIAL MONTHLY PRICE        $   77,545.00
- -------------------------------------------------------------------------------

                                                                EXHIBIT A-1
                                                                 SCHEDULE B


                  ELECTRONIC INFORMATION SECURITY ("ELIS") AGREEMENT

THIS ELIS AGREEMENT is made as of the date set forth below by and between
E. I. du Pont de Nemours and Company, ("DuPont") and the undersigned company ("Company").

The Parties, for good and valuable consideration, and intending to be legally bound, hereby agree as follows:

1. DuPont grants access to certain DuPont and DuPont affiliate networks, computer systems, software and/or data ("Systems") as specified in DuPont ELIS Forms -0002C or reasonable facsimile thereof to the Company under the terms and conditions of this Agreement and to no other networks, computer systems, software and/or data. DuPont's grant of access to Company will be a grant of access to the Company employees, agents, or subcontractors specifically listed, by name ("Users"), on the ELIS Form -0002C or reasonable facsimile thereof and agreed to by DuPont. The Company shall be liable for the actions or omissions of Users in accessing Systems. Users will access and use Systems only for legitimate business purposes in furtherance of Company's business relationship with DuPont or its affiliates and for no other purpose and will not unreasonably interfere with the business operations of DuPont. Company will notify DuPont immediately, in writing, if any User ceases to be employed by Company or no longer requires access to Systems. Systems availability will be under the sole control of DuPont.

2. Company agrees, in a form and substance reasonably acceptable to DuPont, that Company will: (1) secure written acknowledgement by Company employees accessing Systems that the issuing and retention of accounts and SecurID cards (or equivalent) are at the sole discretion of DuPont; (2) train Company employees in the proper and secure access and use of DuPont Systems; (3) secure written agreement by Company employees that Company employees will return the SecurID Cards (or equivalent) issued to them at the conclusion of their authorized use of DuPont Systems or upon either Company management or DuPont request and to follow then current DuPont ELIS guidelines and standards for voice, data, and network security; and (4) take such actions as are necessary or appropriate to prevent improper access to DuPont Systems or applications on DuPont systems by Company employees. Company will work with Company employees and DuPont Sponsors to assure that only duly authorized Company employees are accessing appropriate DuPont Systems and applications. Company will promptly, after the execution of this Agreement, and from time to time thereafter as information changes, or as reasonably requested by DuPont, provide DuPont with updated written notice of all Company employees accessing DuPont Systems.

3. Any material breach of this Agreement by either Party will entitle the other Party to terminate this Agreement without prejudice to its rights or remedies available at law or in equity. Upon termination or expiration of this Agreement, Company will cease and will ensure that Users will cease all attempts to access Systems.

4. DuPont may require Company to implement certain control procedures before DuPont grants access to Systems. The implementation of any such DuPont required control procedures will not relieve Company from any of its obligations under this Agreement. DuPont will have the right to audit the control procedures at Company locations upon at least forty eight (48) hours prior written notice.

5. Company will abide by all applicable United States Federal, State or local laws, statutes, rules, ordinances and regulations. This Agreement will be governed by the laws of the State of Delaware, United States of America and the courts within Delaware will be the only courts of competent jurisdiction. The United Nations Convention on the International Sales of Goods will not apply to this Agreement. Company will adhere to the United States Export Administration Laws and Regulations and will not export or re-export any technical data or products received from DuPont or the direct product of such technical data to any proscribed country listed in the United States Export Administration Regulations unless properly authorized by the United States Government and DuPont.

6. DuPont makes no warranties, express or implied, including the warranty of fitness for a particular purpose or merchantablity, with respect to the Systems or to the equipment provided for in Article 14.

7. Except for information owned by Company prior to input into Systems, all information, including data, except Company data, created or contained in systems, including messages, is the property of DuPont or one or more third parties ("Information"). DuPont reserves the right to access all information and data, whether or not owned by Company, DuPont, or third parties, sent through or stored in Systems. Company will not access or use third party Information stored in or transmitted through Systems except upon the prior written agreement of the Parties.

8. For the purposes of this Agreement, the term "computer virus" shall mean and include, but not be limited to, any undocumented or hidden functionality or performance capability contained in software or data which is designed to destroy, corrupt or facilitate the theft of data or software, or disable or lock software or a computer system, or any undocumented and unauthorized method for gaining access electronically to software or other corporate resources or data. Subject to the terms of the Transitional Administrative Services Agreement, Company shall be liable for all damage to or loss of computer files or programs, disruption of use of all or any part of System or other DuPont computer systems, or other loss or damage to DuPont, which results in whole or in part, directly or indirectly, from the introduction of a computer virus by Users on DuPont Systems or other DuPont computer systems or networks.

9. No liability will result to either Party from delay in performance or from non-performance by circumstances beyond the reasonable control of the Party who has delayed performance or not performed.

10. DuPont reserves the right to change its ELIS policies or procedures at any time. Upon receipt of any such revisions from DuPont, Users will abide by the terms of the then current policies or procedures.

11. No rights, ownership, or licenses to any copyrights, patents, trade secrets or other intellectual property rights are granted hereunder. In no event will Users copy, download, modify, reverse engineer, decompile, disassemble, or create derivative works of any data, DuPont software programs, or third party software programs licensed to DuPont except with the prior written consent of DuPont.

If Company desires DuPont to operate Company software on Company's or DuPont's computers, Company must provide a proof of a valid license for the relevant software to be run on the applicable computers.

12. In order to implement Company's access to Systems, it may be necessary for DuPont, at its election, to install and maintain equipment at Company locations. DuPont will have the right to reasonable access Company locations to install, operate, use, inspect, or remove the equipment. DuPont will have the right to remove the equipment upon the expiration, termination, or cancellation of this Agreement. The equipment will remain the property of DuPont. Company will immediately return the equipment to DuPont upon receipt of DuPont's written request, provided such request does not constitute breach of this agreement. Both parties assume all risks and liability for property damage or personal injury that may arise from the installation, operation, or use of the equipment as provided in the Transitional Administrative Services Agreement. DuPont reserves the right to file a U.C.C. financing statement or other documentation as may be necessary to preserve DuPont's interest in and assure its right to recover without lien or other encumbrance the equipment.

13. This Agreement is signed by the duly authorized representatives of Company and DuPont on the date set forth below.

14. This Agreement embodies the entire understanding between DuPont and Company and there are no contracts, agreements, understandings, conditions, warranties or representations, oral or written, express or implied, with reference to the subject matter hereof which are not merged herein.


E. I. du Pont de Nemours and Company        Company:
                                                    -------------------------
By:                                         By:
   -----------------------------               ------------------------------
    Printed Name                                      Printed Name

   -----------------------------               ------------------------------
    Signature                                         Signature

Title:                                      Title:
      -------------------------                    --------------------------


                        Date: ------------------------------

                                                                EXHIBIT A-1
                                                                 SCHEDULE C

- -------------------------------------------------------------------------------
                           TRANSITIONAL SERVICES AGREEMENT
                                      SCHEDULE C
              COMPUTER SOFTWARE NOT PRIMARILY RELATING TO DPI TO BE USED
            BY DUPONT TO PROVIDE TRANSITIONAL INFORMATION SYSTEMS SERVICES
- -------------------------------------------------------------------------------
                                            Consent   Monthly
Licensor                     Application      Req?    Price     Notes
- -------------------------------------------------------------------------------

Computer Associates     MANMAN                  Y        *
Aldrich Chemical Co.    Sigma-Aldrich MSDS      Y        *
Software AG             ADABAS                  Y        *
IBM                     RMDS                    Y        *


*  To be determined

                                                                EXHIBIT A-1
                                                                 SCHEDULE D



              1996 MANMAN APPLICATION MAINTENANCE AND SUPPORT AGREEMENT



SCOPE OF SERVICES:           SUPPORT & MAINTENANCE of CA-MANMAN system
                             including custom transactions, reports, interfaces and integrated third party software.

BUSINESS/FUNCTION SUPPORTED: DuPont Photomasks Inc.

SERVICE PROVIDER:            DuPont Printing & Publishing - Information Systems

CHARGES:                     $115,000 through 12/31/96

INCLUDES:

    - Routine system maintenance services for CA-MANMAN databases, data files and related MANMAN batch jobs in conjunction with computer operations services provided under SEPARATE AGREEMENT by DUPONT INFORMATION SYSTEMS, to assure availability and reliable operation of the application.

    - Application support for CA-MANMAN including custom transactions, reports and interfaces (VPCS etc.), CA-MANMAN related batch jobs, CA-MANMAN database and data files.

    - Application support of integrated third party software: CA-DATAPORT, UDMS, VERTEX

    - Annual maintenance fees for CA-MANMAN, CA-DATAPORT, UDMS and VERTEX software.

    DOES NOT INCLUDE:

    -    Computer operation (Datacenter) services

    -    Wide Area Network (WAN) services

    - Increases in software maintenance fees beyond the customary annual increases or purchase of a new software license, if required by the CA-MANMAN vendor Computer Associates.

ATTACHMENT:

              1996 MANMAN APPLICATION MAINTENANCE AND SUPPORT AGREEMENT
                          COST BREAKDOWN AND SERVICE DETAIL

    1.0  COST BREAKDOWN

         1.1  1996 SOFTWARE MAINTENANCE COSTS*
              MANMAN Application Software   $30,000
              VERTEX Software               $ 4,200
              UDMS Software                 $ 5,800
                                            -------
                             TOTAL          $40,000

              ( * Does not include costs to upgrade DATAPORT software to be compatible with future release of MANMAN)

         1.2  RESOURCE COST                 $75,000

              1.1.1     RESOURCE DETAIL
                        It is estimated that it will take .75 to 1.0 people to resolve problems, assist users, perform maintenance required to insure the application is available for use, and minimize risk of data loss for 6 Photomask locations.
                        Total cost for .75 people is $75M.

              1.2.2     KEY ITEMS INCREASING SUPPORT & MAINTENANCE LEVELS
                        - Using MANMAN System for cash disbursements (currently in VPCS)
                        -    Use of G/L Consolidations in MANMAN
                        -    Implementation of MOM Order Entry Sys. at Kokomo
                        - Data which requires increased systems management increased 25% during 1995
                        - Installation of 4th Photomask disk drive on 1/29/96

              1.2.3     KEY ITEMS DECREASING SUPPORT & MAINTENANCE LEVELS
                   -    Shutting down VPCS interface for Photomask

    2.0  MANMAN SYSTEM SUPPORT

         2.1  DESCRIPTION OF SERVICES PROVIDED:
              Resolve problems and assist site contacts with questions relating to the use of existing software and functionality. Areas included:
              -    MANMAN application software
              -    UDMS Application Software and security
              -    Vertex Application Software
              -    MANMAN batch jobs
              -    VPCS Interface (DuPont Vendor Payment System)
              -    MANMAN databases and datafiles
              - Management of CA/MANMAN Maintenance and other third party software maintenance agreements
              -    Dataport Interface software (used for the MOMS --) MM
                   Interface

         2.2  SUPPORT DETAILS:

              2.2.1     MANMAN/UDMS/VERTEX/DATAPORT PROBLEMS
                        LEVEL 1 MANMAN application support is provided to end-users by DuPont Photomask MANMAN Site Administrators. The DuPont MANMAN Application Support Team provides LEVEL 2 support to MANMAN Site Administrators, systems development personnel, and/or key contacts on two levels: primary and emergency. Primary support is provided during normal hours of business 0700-1630 EST. Emergency support is available after primary service hours for severity 1 problems only.

                        MANMAN Site Administrators, systems development personnel, and/or key contacts should call the MANMAN Application Support Team at DuCom 248-5481 or (919) 248-5481 for primary or emergency problems. A call-back will be made within 15 minutes after receipt of the call.

                        Severity Code levels:

                             1.   A "system down" or MANMAN inoperative
                                  condition that is impacting production.
                             2. A condition impacting production for which MANMAN is, or is suspected to be, the cause.
                             3. A question concerning MANMAN performance, or an intermittent or low-impact condition associated with MANMAN.
                             4. A question about the use of existing MANMAN functionality. (Answers and assistance will be supplied by vendor, where appropriate).

              2.2.2     APPLICATION SOFTWARE "BUGS" AND/OR PROBLEMS
                        When a bug (i.e., the software does not function as the vendor designed it) is identified in MANMAN, UDMS, or Vertex, it will be documented and follow-up done with the vendor's technical staff by the MANMAN Support Team. This will insure we know exactly when the fix will be done. Responsibility for fixes will reside with the vendor or creator of the problem code.

                        For severity 1 problems, the DuPont MANMAN Application Support Team will communicate status and action plan information to a primary site or business contact every 2 hours. For severity 2 problems, similar communications will occur at least once a day. For severity 3 or 4 problems, the Team will provide an initial response within 5 working days.

                        The primary site/business contact should communicate to the Team if they are not satisfied with the response to a problem. The Team will then escalate the problem internally and through the vendor's recommended procedure.

              2.2.3     FIRST LEVEL EFFECTIVENESS
                        The DuPont MANMAN Support Team will work with DPI MANMAN Site Administrators during the year to enhance their effectiveness.

    3.0  MANMAN/VERTEX/UDMS/DATAPORT SOFTWARE MAINTENANCE

         3.1  DESCRIPTION OF SERVICES PROVIDED:
              MANMAN/VERTEX/UDMS/DATAPORT Application Maintenance includes proactive tasks necessary to prevent problems, maintain efficient use of computing resources, and develop contingency plans in case there is a problem.

         3.2  MAINTENANCE DETAILS:

              3.2.1     VERTEX SALES TAX UPDATE
                        Each month an update of U.S. tax rates is received from Vertex Inc. On-line files are updated prior to the 1st of each month, when the records become effective.

              3.2.2     BATCH JOB MAINTENANCE
                        The MANMAN Support Team will create, schedule and modify database backup jobs, as well as MANMAN batch jobs which execute standard MANMAN commands. New jobs will be created within 5 days of receiving the request and necessary responses to prompts. Modifications will be made within 3 days of the request.

              3.2.3     DISK MANAGEMENT
                        Disk space will be managed to maximize system response time and minimize risk of data loss. This will include redistribution of files, as appropriate, to maximize utilization of available space. Additional disk space beyond normal, forecasted, growth (i.e., additional test databases, abnormally large versions of reports, etc.) must be negotiated between DuPont and DuPont Photomask, Inc.

              3.2.4     RUJ AND AIJ MANAGEMENT
                        Insure recovery-unit journaling (RUJ) and after-image journaling (AIJ) are maintained, for production databases, using alternate devices to allow recovery in the event of a disk failure or system crash.

              3.2.5     RESIZING OF DATABASES
                        Based on routine analysis, resize database (areas) that have grown beyond their optimal size and could affect system performance. Downtime to perform this maintenance will be by agreement between the DuPont MANMAN Support Team Data Base Administrator and DPI Site MANMAN Administrator based on business needs, currently scheduled maintenance and availability of Data Base Administrator.

              3.2.6     DATABASE VERIFICATIONS/PHYSICAL INTEGRITY
                        This will include checks for "dump" files and database corruption. In cases where a "copy" database is used, for production purposes, verification will be done against that database, rather than the primary (production) database. This will allow a more thorough check and less impact on users.

                        The Team will look for DBMS "dump" files against each production database once a day and will run DBMS verify procedures against each production database once/month.

              3.2.7     DATABASE ARCHIVE MANAGEMENT
                        Working with the DPI Site MANMAN Administrator, DPI Finance, DuPont Finance and the DuPont MANMAN Support Team will develop a schedule to archive historical data from the on-line database to either disk storage files or magnetic tape. The length of time data will be available on-line will be determined by business need, system performance and cost (disk space, etc.). The DuPont MANMAN Support Team will create, run, and maintain jobs to perform archives. Responsibility to communicate/schedule required downtime with the affected (functional) areas will be that of the DPI Site MANMAN Administrator.

              3.2.8     CONTINGENCY PLANNING
                        Responsibility for development and testing of contingency plans, in the case of a disruption/disaster, will be shared between DuPont and DuPont Photomask, Inc.

              3.2.9     PLANNING AND INSTALLATION OF MANMAN APPLICATION
                        SOFTWARE
                        Interim and major upgrades will be done following the "MANMAN Application Software Upgrade Procedure". A schedule will be published to Site MANMAN Administrators with at least one month lead time before a planned upgrade to MANMAN-related software. All commercial software upgrades will be installed first in a test environment. Site MANMAN Administrators are expected to help with pre-production acceptance testing of these upgrades.

                                                                EXHIBIT A-2

                         E. I. DU PONT DE NEMOURS AND COMPANY
                                         AND
                               DUPONT PHOTOMASKS, INC.


                               SERVICE AGREEMENT DETAIL


ENTITY PROVIDING SERVICE:         DuPont Finance

SERVICE TO BE PROVIDED:           DPI and Subsidiary Tax Preparation and Filing
                                       Tax Planning and Guidance

DESCRIPTION OF SERVICE:

    - Preparation and filing of Federal, State and local income, excise, payroll, property, VAT, and miscellaneous tax returns for DPI, DPI Subsidiaries, joint ventures, affiliates and partnerships.

    -    Worldwide Tax Planning and Guidance.

    -    Assist in the establishment of tax policies.

    - Represent DPI opposite, Federal, State and local government tax authorities.


PRICE OF SERVICE:

    -    Year 1 -- $228,000

    -    Year 2 -- $239,400



DUPONT SERVICE COORDINATOR:  Noah Schreiber

                                                                EXHIBIT A-2

                         E. I. DU PONT DE NEMOURS AND COMPANY
                                         AND
                               DUPONT PHOTOMASKS, INC.


ENTITY PROVIDING SERVICE:    DuPont Business Accounting & Reporting


SERVICE TO BE PROVIDED:      Preparation and reporting of sales and earnings
                             data Preparation and reporting of
                             investment/cashflow data
                             Preparation and reporting of taxes (S&U, WFS, R&D
                             & Income)
                             Reconciliation for:
                                  Accounts Payable
                                  Master Note (G/L 1170)
                                  DuPont Services (G/L 8157)
                                  Bank and Cash Activities
                                  Inventory Reconciliations


DESCRIPTION OF SERVICE:

    1.   Sales and Earnings Reporting
         This service includes:

              A) Preparing monthly sales estimate for all domestic sites including shipments of semi-finished & finished products to all regions (domestic & foreign) for outside sales and transfers to be reported in GCAP.

              B) Monthly closing of Photomasks' books for all domestic sites on MANMAN for sales and earnings reportings in GCAP.

         Sales and earnings preparation and reporting service is contingent on Photomasks' continuous use of the MANMAN system.

    2.   Investment and Cashflow Reporting
         This service includes:

              A) Preparing and reporting Photomasks' investment and cashflow data for GCAP purposes.

         Investment and cashflow preparation and reporting service is contingent on Photomasks' continuous use of the MANMAN system.

3.  Tax Reporting
    This service includes:

         A)   Calculating and reporting monthly sales and use taxes.

         B)   Calculating and reporting yearly income, R&D and WFS taxes.

    This service is contingent on Photomasks' continuous use of the MANMAN system.

4.  Reconciliations
    This service includes:

    A) Reconciling the difference between what DuPont charged and what Photomasks posted. This reconciliation is contingent upon Photomasks' continuing to sue DuPont's A/P system.

    B) Master note reconciliation consists of keeping track of how much Photomasks borrows from and repays to DuPont. This reconciliation is contingent on Photomasks' retaining G/L 1170.

    C) Monthly reconciliation of amount payable to DuPont (all DuPont services billed to G/L 8157) based on how much DuPont charges Photomasks for their services against what Photomasks is reporting on their books. This service is contingent upon Photomasks' maintaining G/L 8157 and accounts in G/L 8645 and 8151.

    D) Reconciling Photomasks cash account to Mellon Bank statement. This service is contingent on Photomasks' continuous use of the MANMAN system.

    E) Reconciling Photomasks' inventory consisting of reviewing what Pellicles and Blanks products have been sent to Mask shops versus what products the Mask shops show received. Any differences require a manual adjustment to be made in MANMAN systems only. This service is contingent on Photomasks' maintaining the MANMAN system.


    PRICE OF SERVICE:  $243,000 per year

                                                                EXHIBIT A-2

                         E. I. DU PONT DE NEMOURS AND COMPANY
                                         AND
                               DUPONT PHOTOMASKS, INC.


ENTITY PROVIDING SERVICE:    DuPont Business Accounting & Reporting

SERVICE TO BE PROVIDED:      Accounts Receivable

DESCRIPTION OF SERVICE:

    1. Daily application of foreign and domestic customer remittances, received by international wire transfer and by lockbox bank, to open invoices.

    2. Daily accounting and reconciliation of cash collections received from wire transfers and lockbox.

    3.   Monthly accounting and reportings of accounts receivable balances.

    4.   Generate and mail inter-company monthly customer statements.

    5.   Issue international wire transfers.

    6.   Issue credit reference inquiries.

    7.   Back-up to issue credit memos and miscellaneous invoices.


CONDITIONS FOR PROVISION OF SERVICE:

    1.   Continued use of existing DuPont Photomasks MANMAN (OMAR) system.

    2.   Customer remittances to be submitted to a designated lockbox account.

    3. Business to provide and maintain correct customer ship-to and bill-to name and address records.

    4.   Continued use of existing DuPont PROFS or E-mail system.

SERVICES NOT TO BE PROVIDED:

    1.   Analysis of customer credit risk.

    2.   Resolution of customer disputes and payment discrepancies.

    3.   Collection of open accounts receivable balances.

    4.   Customer aging reports.

    5.   Generating or mailing customer invoices and statements.


PRICE OF SERVICE:  $121,500 per year

                                                                EXHIBIT A-2

                         E. I. DU PONT DE NEMOURS AND COMPANY
                                         AND
                               DUPONT PHOTOMASKS, INC.


ENTITY PROVIDING SERVICE:    DuPont Business Accounting & Reporting

SERVICE TO BE PROVIDED:      Accounts Payable

DESCRIPTION OF SERVICE:

    1. Payment of trade debt including invoice verification of goods/services received, price, quantity and terms.

    2.   Maintenance of vendor master file data for active vendors.

    3. Issuance of checks or processing of payments via EFT or bank wires to vendors.

    4. Distribution of disbursement amounts to appropriate capital and/or cost accounts.

    5.   Processing and accounting for vendor credits and escheatments.

    6.   Handling of vendor inquiries.

    7. Monthly performance reporting by site, purchase order prefix and vendor of transaction volume, verification errors, and late payments.

    8.   1099 Reporting.


CONDITIONS FOR PROVISION OF SERVICE:

    1. Continued use of existing DuPont procurement systems, payable practices, access to purchase order sand receiving documents in hardcopy or electronic form, and continued use of DuPont accounting systems.

    2.   Business operations to provide:

              A) All data necessary to establish and maintain vendor records, including payment instructions by either check or EFT and bank wires.

              B) Assistance in resolving source document errors and discrepancies identified in verification process.

    3. Reimbursement of all disbursements prior to release of checks or EFT transmission.

SERVICES NOT TO BE PROVIDED:

    1.   Cash Management.

    2.   Management of procurements made via ProCard.

    3.   Forecasts of disbursements.


PRICE OF SERVICE:  $243,000 per year

                                                                EXHIBIT A-2

                         E. I. DU PONT DE NEMOURS AND COMPANY
                                         AND
                               DUPONT PHOTOMASKS, INC.


                               SERVICE AGREEMENT DETAIL


ENTITY PROVIDING SERVICE:    DuPont Corporate Accounting


SERVICE TO BE PROVIDED:      Consulting


LENGTH OF SERVICE AGREEMENT: 4 months beginning May 27, 1996


DESCRIPTION OF SERVICE:

    - General consulting with regard to: (a) separation and transition from existing DuPont accounting system and (b) preparation of SEC reports and filings within the business, to include travel and administrative support.


PRICE OF SERVICE:

    -    Costs of the above service will be $9,000 monthly.

                                                                EXHIBIT A-2

                         E. I. DU PONT DE NEMOURS AND COMPANY
                                         AND
                       DUPONT PHOTOMASKS, INC., & SUBSIDIARIES


                               SERVICE AGREEMENT DETAIL


ENTITY PROVIDING SERVICE:    DuPont Finance


SERVICE TO BE PROVIDED:      Internal Auditing


DESCRIPTION OF SERVICE:

    -    Planning and conducting periodic internal audits of DPI's


PRICE OF SERVICE:

    $50,000 per year

                                                                EXHIBIT A-2

                         E. I. DU PONT DE NEMOURS AND COMPANY
                                         AND
                       DUPONT PHOTOMASKS, INC., & SUBSIDIARIES


                               SERVICE AGREEMENT DETAIL


ENTITY PROVIDING SERVICE:    DuPont Finance


SERVICE TO BE PROVIDED:      Internal Auditing


DESCRIPTION OF SERVICE:

    -    Planning and conducting periodic internal audits of DPI's



PRICE OF SERVICE:

    $50,000 per year

                                                                EXHIBIT A-2

                         E. I. DU PONT DE NEMOURS AND COMPANY
                                         AND
                       DUPONT PHOTOMASKS, INC., & SUBSIDIARIES


                               SERVICE AGREEMENT DETAIL


ENTITY PROVIDING SERVICE:    DuPont Treasury & Banking


SERVICE TO BE PROVIDED:      Banking and Treasury Support


DESCRIPTION OF SERVICE:

    -    Electronic wire transfers.

    -    Cash management and banking.

    -    Lock box services administration.

    - Assistance in loan negotiations, and money market and foreign exchange transactions.


PRICE OF SERVICE:

    $25,000 per year

                                                                EXHIBIT A-3





                                1996 SERVICE AGREEMENT




                                    FOR PHOTOMASK






                                     HR SERVICES

                                                                EXHIBIT A-3



                                REIMBURSEMENT OF COSTS

         DPI employees will continue to participate in and be covered by DuPont's benefit and pension plans from January 1, 1996 to June 30, 1996. During this period DuPont will bill DPI the actual cost of these benefits and DPI agrees to reimburse DuPont for the actual cost of the benefits received by DPI's employees.

                                  HR SERVICE COMPANY
                               PROVIDER OF HR SERVICES



                            PHOTO MASK  SERVICE AGREEMENT


SERVICE PROVIDER:            DuPont Human Resources Service Company

SERVICE TO BE PROVIDED:      Compensation and Benefits Administration

DESCRIPTION OF SERVICES:

    1.   Administration and Delivery of Compensation

         - Delivery, recordkeeping, accounting, counsel, and related training for:
              -    Salary/Wage
              -    Variable Compensation
              -    Awards
              -    Special Compensation
              -    Salary Forecasting

         -    Payroll Tax Reporting to Government
         -    Financial and Accounting Controls
         -    Internal Cost Distribution

    2.   Administration and Delivery of Benefits

         -    Benefits counseling and consulting services
         - Administer flexible benefits package (Beneflex), including annual enrollment
         - Administer benefit changes, information requests and interface with third party suppliers/insurance carriers/vendors
         -    Coordinate integration with compensation system
         - Financial and accounting controls, ensuring regulatory compliance and meeting reporting requirements

    3. Maintenance of HR data base in order to support compensation and benefits services and other personnel reports and systems.

    4. Use of software systems, data bases, and systems support required to provide the above services.

    5. Administrative fees paid to Medical and Benefits providers (Cigna, Aetna, Merrill Lynch) will be charged to Photo Mask in 1996 as part of HR's total leveraged services, based on Photo Mask headcount.

COST OF SERVICE:

Total Services as described above:

                   $21,250 Per Month

Administrative Fees paid to providers:

                   $22,365 Per Month

COST OF ADMINISTERING SUPPLEMENTAL COMPENSATION & BENEFIT PLANS

    -    Photo Mask Founders Shares
    -    Long-Term Incentive Plan
    -    Accomplishment Awards

We are unsure at this point of the administrative effort involved, but we feel it will be minimal. If we find that there is significant effort involved (more than 8 hours at one time), we will use the rate schedules as outlined on the final page of the agreements.


DUPONT SERVICE COORDINATOR:            John Jackson, HRSC

                               -----------------------
                                  HR SERVICE COMPANY
                               PROVIDER OF HR SERVICES
                               ------------------------


                            PHOTO MASK  SERVICE AGREEMENT



SERVICE PROVIDER:            DuPont Human Resources Service Company

SERVICE TO BE PROVIDED:      Local Pay Determination (LPD)

DESCRIPTION OF SERVICES:

    -    To assist and counsel sites on local pay methodology

         Specific services include:

         -    Survey development and analysis
         -    Conducting local pay surveys
         -    Preparation of survey results
         -    Consulting on local pay decisions

         This service can range from occasional consultations to performing the entire task for the plant site.


COST OF SERVICE:

    LPD Professional    -    $350 Per Day

    LPD Consultant      -    $600 Per Day

    Systems Cost        -    $100 Per Annual Adjustment


DUPONT SERVICE COORDINATOR:            John Jackson, HRSC

                              --------------------------
                                  HR SERVICE COMPANY
                               PROVIDER OF HR SERVICES
                              --------------------------


                            PHOTO MASK  SERVICE AGREEMENT



SERVICE PROVIDER:            DuPont Human Resources Service Company

SERVICE TO BE PROVIDED:      Relocation Administration Services

DESCRIPTION OF SERVICES:

    -    Full Domestic Relocation Administration and Assistance

         -    Counseling of employees
         -    Processing of relocation reimbursements and payments
         - Monitoring of activity/cost and payments through system-based processes
         -    Relocation policy development and consultation
         -    Home takeover assistance


COST OF SERVICE:

                   $1,300 Per Relocation

                   $2,000 Per International Relocation


COST OF SERVICE WITHOUT HOME TAKEOVER:

                   $500 Per Relocation


DUPONT SERVICE COORDINATOR:            John Jackson, HRSC

                              --------------------------
                                  HR SERVICE COMPANY
                               PROVIDER OF HR SERVICES
                              --------------------------


                            PHOTO MASK  SERVICE AGREEMENT



SERVICE PROVIDER:            DuPont Human Resources Service Company

SERVICE TO BE PROVIDED:      Administration of Employee Travel Expense
                             Reimbursement

DESCRIPTION OF SERVICES:

    -    Administer the Employee Travel Expense Reimbursement System (ETER)

         -    Answer questions of employees
         -    Enter non-electronic travel expense
         -    Coordinate approval and reimbursement process
         -    Maintain relationship with outside supplies


COST OF SERVICE:

                   $1.5M Per Month
If less than 70% of travel expense reports are entered electronically, additional charge of $7 per manual report.


DUPONT SERVICE COORDINATOR:            John Jackson, HRSC

                             ---------------------------
                                  HR SERVICE COMPANY
                               PROVIDER OF HR SERVICES
                             ---------------------------


                             PHOTO MASK SERVICE AGREEMENT



SERVICE PROVIDER:            DuPont Human Resources

SERVICE TO BE PROVIDED:      Compensation and Benefits Policy & Design

DESCRIPTION OF SERVICES:

    -    Policy and design of compensation and benefit plans

    - Benchmarking benefits and compensation with other companies to ensure competitiveness

    -    Design of variable compensation programs

    -    Studies of compensation and benefit programs and policies


COST OF SERVICE:

    Consultant     -    $800 Per Day

    Support Person -    $200 Per Day


DUPONT SERVICE COORDINATOR:            John Jackson, HRSC

                               ------------------------
                                  HR SERVICE COMPANY
                               PROVIDER OF HR SERVICES
                              -------------------------


                            PHOTO MASK  SERVICE AGREEMENT



SERVICE PROVIDER:                 DuPont Human Resources

SERVICE TO BE PROVIDED:           Diversity Education

DESCRIPTION OF SERVICES:

    -    Design and policy concerning diversity goals and recommendations

    -    Consultation on diversity issues and diversity educational offerings


COST OF SERVICE:

    Consultant     -    $800 Per Day
    Support Person -    $200 Per Day


DUPONT SERVICE COORDINATOR:            John Jackson, HRSC

                              --------------------------
                                  HR SERVICE COMPANY
                               PROVIDER OF HR SERVICES
                             ---------------------------


                            PHOTO MASK  SERVICE AGREEMENT



SERVICE PROVIDER:            DuPont Human Resources

SERVICE TO BE PROVIDED:      Work/Life Issues

DESCRIPTION OF SERVICES:

    -    Design and policy concerning work/life issues

    -    Consultation on work/life issues, including

    -    Family Leave
    -    Just-In-Time Care
    -    Child and Elder Care Referral Services
    -    School Search
    -    Other work/life programs


COST OF SERVICE:

              $2,500 Per Month


DUPONT SERVICE COORDINATOR:            John Jackson, HRSC

                             ---------------------------
                                  HR SERVICE COMPANY
                               PROVIDER OF HR SERVICES
                             ----------------------------


                             PHOTO MASK SERVICE AGREEMENT



SERVICE PROVIDER:            DuPont Human Resources
                             Integrated Health Care

SERVICE TO BE PROVIDED:      Occupational Medicine Consulting

DESCRIPTION OF SERVICES:

    -    Occupational Health and Medicine consulting services


COST OF SERVICE:

                        $2,500 Per Month


DUPONT SERVICE COORDINATOR:            John Jackson, HRSC


                           --------------------------------
                                  HR SERVICE COMPANY
                               PROVIDER OF HR SERVICES
                           --------------------------------

                            PHOTO MASK  SERVICE AGREEMENT

SERVICE PROVIDER:                 DuPont Human Resources
                                  Integrated Health Care

SERVICE TO BE PROVIDED:           Employee Assistance Program

DESCRIPTION OF SERVICES:

    - A network of internal consultants and external health care and service providers who deal with a wide range of personal employee and dependent concerns. Primary focus is on the chemical dependence and mental health problems that contribute to escalating costs and detract from productivity.

         EAP professionals provide the objectivity needed to monitor routinely the health of organizations, enabling early identification of elements that detract from business objectives. They do not replace the Employee Relations function on site but rather partner with them in achieving the common goal of the healthy organization.

SPECIFIC SERVICES INCLUDE:

    - Assessment of the problem, referral to the appropriate service provider, and follow-up
    -    Crisis intervention, 24 hours a day, 365 days a year
    -    Counseling employees concerning work place problems
    -    Counseling management in handling problem employees
    - Counseling management of organizations with unusual and immediate concerns
    -    Mental health and substance abuse education
    -    Managed care services including a preferred provider network
    - Intensive case management that involves managing both the clinical and financial aspects of any situation


COST OF SERVICE:
                   $7,000 Per Month

This includes the operating cost of the internal EAP organization. It does not include claims cost or charges from VBH - our EAP administrator.


DUPONT SERVICE COORDINATOR:            John Jackson, HRSC

                             ----------------------------
                                  HR SERVICE COMPANY
                               PROVIDER OF HR SERVICES
                             ----------------------------


                            PHOTO MASK  SERVICE AGREEMENT



SERVICE PROVIDER:            DuPont Human Resources

SERVICE TO BE PROVIDED:      Personnel Relations

DESCRIPTION OF SERVICES:

    -    Consultation services with business around issues of:
         -    Union-Labor negotiations
         -    Compliance with regulations
         -    Third-party interventions
         -    Improving practices
         -    Consistent treatment of employees
         -    Employee surveys


COST OF SERVICE:

    Consultant     -    $800 Per Day

    Support Person -    $200 Per Day


DUPONT SERVICE COORDINATOR:            John Jackson, HRSC

                             ----------------------------
                                  HR SERVICE COMPANY
                               PROVIDER OF HR SERVICES
                             ---------------------------


                            PHOTO MASK  SERVICE AGREEMENT



SERVICE PROVIDER:            DuPont Human Resources Service Company

SERVICE TO BE PROVIDED:      HRS Timekeeping Systems Support

DESCRIPTION OF SERVICES:

    - Support the timekeeping system (HRS) used by Photo Mask to feed information to Pay-U.S. Also contains plant personnel information.


COST OF SERVICE:

                   $4,100 Per Month


DUPONT SERVICE COORDINATOR:            John Jackson, HRSC

                          ---------------------------------
                                  HR SERVICE COMPANY
                               PROVIDER OF HR SERVICES
                          ---------------------------------


                            PHOTO MASK  SERVICE AGREEMENT



SERVICE PROVIDER:            DuPont Human Resources Service Company

SERVICE TO BE PROVIDED:      One-Time Changes to our Leveraged  Processes and
                             Systems

DESCRIPTION OF SERVICES:

    - Changes are necessary to provide full compensation and benefits administrative services to Photo Mask effective 1/1/96. When significant effort is undertaken to make specific changes or to fulfill specific requests in the future, there will be charges.


COST OF SERVICE:

    -    The cost of these services will be based on the following schedule:

         -    Office & Clerical Support     -    $200 Per Day
         -    Exempt Professional           -    $500 Per Day
         -    (Analyst, Programmer, Account)
         -    Consultant/Manager            -    $800 Per Day

Any charges that are received from a current service provider will be passed through to Photo Mask.

         -    Significant systems charges will be billed to Photo Masks.


DUPONT SERVICE COORDINATOR:            John Jackson, HRSC

                                                                EXHIBIT A-4

                         E. I. DU PONT DE NEMOURS AND COMPANY
                                         AND
                               DUPONT PHOTOMASKS, INC.


                               SERVICE AGREEMENT DETAIL


ENTITY PROVIDING SERVICE:         DuPont Legal


SERVICE TO BE PROVIDED:           Consulting with regard to patent,
                                  environmental OSHA and human resource legal matters


LENGTH OF SERVICE AGREEMENT:      Six months beginning June 30, 1996


PRICE OF SERVICE:

    $140 per hour plus out-of-pocket expenses


DUPONT SERVICE COORDINATOR:  T. F. Killheffer

                                                                EXHIBIT A-5

                         E. I. DU PONT DE NEMOURS AND COMPANY
                                         AND
                               DUPONT PHOTOMASKS, INC.


                               SERVICE AGREEMENT DETAIL


ENTITY PROVIDING SERVICE:    DuPont Electronic Materials Business ("ELM")


SERVICE TO BE PROVIDED:      Consulting


LENGTH OF SERVICE AGREEMENT: 18 months beginning July 1, 1996


DESCRIPTION OF SERVICE:

    Consulting by H. K. Mueller in the area of:

    -    Strategic planning.
    -    New JV and partnership formation and relationships
    -    Relationship and partnership with DNP.
    -    China JV and project
    - Technology initiatives, e.g., greater polishing, greater sourcing, cooperative R&D projects
    -    DuPont CR&D support of DPI.


PRICE OF SERVICE:

    - Assuming an average of 50% of H. K. Mueller's time the price for the service will be $13,000 monthly, plus out-of-pocket expenses including travel.



DUPONT SERVICE COORDINATOR:  Bill Healy, DuPont ELM

                                                                EXHIBIT A-6


                          AGREEMENT FOR CONSULTING SERVICES

    This Agreement is by and between DuPont Photomasks, Inc. ("Photomasks") and DuPont Corporation ("DuPont"). Louis A. Parisi ("Parisi"), a DuPont employee, is signatory to this Agreement, accepting to be bound by all the provisions hereof which address Parisi's rights and obligations hereunder. This Agreement is effective as of March 1, 1996, or the day that the IPO process is complete and DuPont Photomasks, Inc. is formed.

    WHEREAS, DuPont employs personnel with expertise in the following areas: manufacturing processes, equipment, manufacturing of powder products, facility design and construction, and

    WHEREAS, Photomasks wishes to utilize the services of DuPont to provide expertise in the areas described above, and further wishes to engage DuPont as its consultant for this purpose with the understanding that DuPont will assign Parisi to perform the consulting services requested, and

    WHEREAS, DuPont desires to provide the consulting services requested by Photomasks by assigning Parisi to work at Photomasks' Poughkeepsie, New York, site to assist Photomasks as Photomasks may advise, and

    NOW THEREFORE, in consideration of the services to be provided by DuPont (via its employee, Parisi), and the payments to be made by Photomasks, as described below, the parties do hereby agree as follows:

    1. As requested by Photomasks, DuPont shall provide consulting services to Photomasks, in such fields as process technology and equipment used therefore, process control systems, and new product characteristics and development, at Photomasks' Poughkeepsie location, by providing the full-time services of one person employed by DuPont, to be designed by Photomasks and agreed to by DuPont.

    2. Until such time as Photomasks may terminate this Agreement, in accordance with Section 15 below, or may designate its desire to select another DuPont person, Photomasks designates Parisi as the DuPont person to provide the services described in Section 1 above.

    3. Parisi shall at all times be employed by DuPont, and not by Photomasks, However, Parisi's obligations with respect to assignment of inventions as set forth in paragraph 2 of his Employee Agreement with DuPont shall cease to be incurred as of the effective date of this Agreement; provided, however, that any obligation arising from paragraph 2 prior to the effective date of this Agreement shall continue in force. The obligation of paragraph 1 of Parisi's Employment Agreement shall continue in force and shall continue to be incurred, after the effective date of this Agreement. Also, Parisi's obligations as set forth in paragraph 3 with respect to returning DuPont confidential materials shall commence as of the effective date of this Agreement. DuPont shall be responsible for all costs and expenses associated with Parisi's employment, including, but not limited to, salary, benefits (including health and pension benefits); employer liability for state, federal and local taxes, including social security withholding; and professional, personal and other insurance.

    4. Parisi shall abide by all policies and practices of Photomasks, as may be effective from time to time during the term of this Agreement.

    5. DuPont will work with Photomasks to be jointly responsible for providing Parisi with performance appraisals. DuPont will be responsible for Parisi's career planning as per DuPont policy and any particular agreements DuPont may have with Parisi.

    6. In consideration for DuPont's providing Photomasks with the services of a designated person, as described above, who, until further notice from Photomasks, shall be Parisi, Photomasks agrees to pay DuPont the total sum of $25,350 per each full consecutive three-month period during which Parisi provides full-time consulting services at Photomasks' Poughkeepsie plant, per Photomasks' request. Payment shall be made by Photomasks within thirty days of Photomasks' receipt of invoice from DuPont, and shall be made to the address designated by DuPont. DuPont shall bill Photomasks quarterly, in arrears. The payment described in this Section 6 shall constitute the total amount of remuneration due from Photomasks to DuPont under this Agreement, and under no circumstances shall Photomasks have any obligation to pay any consideration, remuneration or indemnity to Parisi.

    7. Parisi agrees and acknowledges that he may be exposed to Photomasks' confidential information (hereinafter referred to as "Information") concerning know-how, trade secrets, and inventions relating to processes and equipment for producing Photomasks' products or processes and business information relating to development plans, customers, pricing, business interests, and commercial operations. Parisi agrees that he shall not disclose the Information to anyone other than Photomasks' employees with whom he may be associated in carrying out the consulting work to be performed hereunder for Photomasks, without first obtaining Photomasks' prior written consent to make such disclosure. Parisi agrees that he shall not use, other than to perform the consulting services requested by Photomasks hereunder, any Information which he may acquire, obtain or observe in connection with providing the consulting services contemplated by this Agreement. Notwithstanding the foregoing, Parisi shall not have any obligation of confidence or restricted use with respect to information which:

         (a) is in the public domain, or becomes part of the public domain through no act or omission by Parisi. (Information shall not be deemed to be in the public domain merely because individual elements thereof are separately found in the public domain);
         (b) was known to Parisi prior to disclosure by Photomasks, as evidenced by competent written proof;
         (c) which is disclosed to Parisi by a third party having the right to make such disclosures, and which Parisi is free to disclose to others without breach of any agreement or undertaking of confidence; or

         (d) which is released from its confidential status by the prior written consent of Photomasks.

    8. All records and copies of records concerning Photomasks' operations, investigations and/or business, made or received by Parisi, are and shall be Photomasks' property exclusively, and Parisi shall keep the same at all times in Parisi's custody or as directed by Photomasks, and subject at all times to Photomasks' control and will surrender the same to Photomasks upon termination of this Agreement or Photomasks' request, whichever is earlier.

    9. If the work performed by Parisi for Photomasks shall result in the development of any inventions (hereinafter referred to as "Inventions"), whether or not patentable, in processes, products, apparatus, or formulations, or in the development of any trade secrets, or in the compilation of any data and/or information, or in the development of any copyrightable materials, (hereinafter referred to as "Inventions"), such Inventions shall be the exclusive property of Photomasks.

    10.  Parisi shall:

         (a) disclose to Photomasks promptly in writing all Inventions, whether conceived or reduced to practice, in connection with his service hereunder;
         (b) make, at the sole option of Photomasks and at Photomasks' expense such applications for United States and foreign patents covering such Inventions as Photomasks by request:
         (c) assign to Photomasks Parisi's entire right, title and interest in and to all such Inventions, applications and patents;
         (d) execute, acknowledge, and deliver such papers, and do such other rightful acts, as Photomasks may consider necessary to secure to, and maintain for, Photomasks the fullest rights to said Inventions, applications and patents; and
         (e) at Photomasks' request and expense provide all reasonable assistance and cooperation to Photomasks in the enforcement of said patents.

    With respect to (d) and (e) above, DuPont shall also provide reasonable assistance and cooperation to Photomasks as necessary.

    11. Photomasks and DuPont hereby agree and acknowledge that neither of them desires to receive the other's confidential and proprietary information, and all parties agree that Parisi shall not disclose to Photomasks any DuPont confidential information which Parisi may possess or acquire, nor shall Parisi disclose to DuPont any Photomasks confidential information which he may possess or acquire.

    12. Photomasks, DuPont and Parisi each warrant that except as otherwise disclosed in this Agreement, each has no obligations in conflict with any of the provisions hereof. Photomasks, DuPont and Parisi each agree not to assume obligations to third parties in conflict with any of the provisions hereof.

    13. It is understood that Parisi will act independently in the performance of the consulting services contemplated hereby for Photomasks, that he is not engaged as an employee of Photomasks, that neither Parisi nor DuPont is appointed an agent for Photomasks for any purpose, and that neither Parisi nor DuPont has authority to bind Photomasks to any agreement.

    14. Photomasks and DuPont fully and completely release each other, and each other's respective officers, employees, and independent contractors from any and all liability related to Parisi's presence on any property owned, leased or otherwise possessed by Photomasks, or Parisi's use of tools, equipment or other implements in the performance of services hereunder, or Parisi's conduct pursuant to this Agreement. In the event that a third party, other than Parisi, makes any claims against Photomasks and/or DuPont, based upon Parisi's conduct and performance of services hereunder, then Photomasks and/or DuPont shall be liable therefore, and shall indemnify each other, in proportion to their relative fault. Any claims by Parisi with respect to his conduct and performance of services hereunder shall be governed by New York's workers' compensation laws, as the same may be amended from time to time.

    15. Even though Parisi's assignment ends June 1, 1997, this Agreement shall continue until June 30, 1998, unless earlier terminated by Photomasks or DuPont on ninety (90) calendar days' prior written notice to the other party. Any obligation arising under Sections 7 through 11 inclusive and Section 14 shall survive any termination or expiration of this Agreement.

    16. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


DuPont Photomasks, Inc.                DuPont Corporation

By:____________________________        By: ____________________________

Title: ________________________        Title: _________________________


Agreed and Acknowledged:

_______________________________
   LOUIS A. PARISI

                                                                EXHIBIT A-6


                          AGREEMENT FOR CONSULTING SERVICES

    This Agreement is by and between DuPont Photomasks, Inc. ("Photomasks") and DuPont Corporation ("DuPont"). John A. Nykaza ("Nykaza"), a DuPont employee, is signatory to this Agreement, accepting to be bound by all the provisions hereof which address Nykaza's rights and obligations hereunder. This Agreement is effective as of March 1, 1996, or the day that the IPO process is complete and DuPont Photomasks, Inc. is formed.

    WHEREAS, DuPont employs personnel with expertise in the following areas: manufacturing processes, equipment, manufacturing of powder products, facility design and construction, and

    WHEREAS, Photomasks wishes to utilize the services of DuPont to provide expertise in the areas described above, and further wishes to engage DuPont as its consultant for this purpose with the understanding that DuPont will assign Nykaza to perform the consulting services requested, and

    WHEREAS, DuPont desires to provide the consulting services requested by Photomasks by assigning Nykaza to work at Photomasks' Santa Clara, California, site to assist Photomasks as Photomasks may advise, and

    NOW THEREFORE, in consideration of the services to be provided by DuPont (via its employee, Nykaza), and the payments to be made by Photomasks, as described below, the parties do hereby agree as follows:

    1. As requested by Photomasks, DuPont shall provide consulting services to Photomasks, in such fields as process technology and equipment used therefore, process control systems, and new product characteristics and development, at Photomasks' Santa Clara location, by providing the full-time services of one person employed by DuPont, to be designed by Photomasks and agreed to by DuPont.

    2. Until such time as Photomasks may terminate this Agreement, in accordance with Section 15 below, or may designate its desire to select another DuPont person, Photomasks designates Nykaza as the DuPont person to provide the services described in Section 1 above.

    3. Nykaza shall at all times be employed by DuPont, and not by Photomasks, However, Nykaza's obligations with respect to assignment of inventions as set forth in paragraph 2 of his Employee Agreement with DuPont shall cease to be incurred as of the effective date of this Agreement; provided, however, that any obligation arising from paragraph 2 prior to the effective date of this Agreement shall continue in force. The obligation of paragraph 1 of Nykaza's Employment Agreement shall continue in force and shall continue to be incurred, after the effective date of this Agreement. Also, Nykaza's obligations as set forth in paragraph 3 with respect to returning DuPont confidential materials shall commence as of the effective date of this Agreement. DuPont shall be responsible for all costs and expenses associated with Nykaza's employment, including, but not limited to, salary, benefits (including health and pension benefits); employer liability for state, federal and local taxes, including social security withholding; and professional, personal and other insurance.

    4. Nykaza shall abide by all policies and practices of Photomasks, as may be effective from time to time during the term of this Agreement.

    5. DuPont will work with Photomasks to be jointly responsible for providing Nykaza with performance appraisals. DuPont will be responsible for Nykaza's career planning as per DuPont policy and any particular agreements DuPont may have with Nykaza.

    6. In consideration for DuPont's providing Photomasks with the services of a designated person, as described above, who, until further notice from Photomasks, shall be Nykaza, Photomasks agrees to pay DuPont the total sum of $25,350 per each full consecutive three-month period during which Nykaza provides full-time consulting services at Photomasks' Santa Clara plant, per Photomasks' request. Payment shall be made by Photomasks within thirty days of Photomasks' receipt of invoice from DuPont, and shall be made to the address designated by DuPont. DuPont shall bill Photomasks quarterly, in arrears. The payment described in this Section 6 shall constitute the total amount of remuneration due from Photomasks to DuPont under this Agreement, and under no circumstances shall Photomasks have any obligation to pay any consideration, remuneration or indemnity to Nykaza.

    7. Nykaza agrees and acknowledges that he may be exposed to Photomasks' confidential information (hereinafter referred to as "Information") concerning know-how, trade secrets, and inventions relating to processes and equipment for producing Photomasks' products or processes and business information relating to development plans, customers, pricing, business interests, and commercial operations. Nykaza agrees that he shall not disclose the Information to anyone other than Photomasks' employees with whom he may be associated in carrying out the consulting work to be performed hereunder for Photomasks, without first obtaining Photomasks' prior written consent to make such disclosure. Nykaza agrees that he shall not use, other than to perform the consulting services requested by Photomasks hereunder, any Information which he may acquire, obtain or observe in connection with providing the consulting services contemplated by this Agreement. Notwithstanding the foregoing, Nykaza shall not have any obligation of confidence or restricted use with respect to information which:

         (a) is in the public domain, or becomes part of the public domain through no act or omission by Nykaza. (Information shall not be deemed to be in the public domain merely because individual elements thereof are separately found in the public domain);

         (b) was known to Nykaza prior to disclosure by Photomasks, as evidenced by competent written proof;

         (c) which is disclosed to Nykaza by a third party having the right to make such disclosures, and which Nykaza is free to disclose to others without breach of any agreement or undertaking of confidence; or

         (d) which is released from its confidential status by the prior written consent of Photomasks.

    8. All records and copies of records concerning Photomasks' operations, investigations and/or business, made or received by Nykaza, are and shall be Photomasks' property exclusively, and Nykaza shall keep the same at all times in Nykaza's custody or as directed by Photomasks, and subject at all times to Photomasks' control and will surrender the same to Photomasks upon termination of this Agreement or Photomasks' request, whichever is earlier.

    9. If the work performed by Nykaza for Photomasks shall result in the development of any inventions (hereinafter referred to as "Inventions"), whether or not patentable, in processes, products, apparatus, or formulations, or in the development of any trade secrets, or in the compilation of any data and/or information, or in the development of any copyrightable materials, (hereinafter referred to as "Inventions"), such Inventions shall be the exclusive property of Photomasks.

    10.  Nykaza shall:

         (a) disclose to Photomasks promptly in writing all Inventions, whether conceived or reduced to practice, in connection with his service hereunder;
         (b) make, at the sole option of Photomasks and at Photomasks' expense such applications for United States and foreign patents covering such Inventions as Photomasks by request:
         (c) assign to Photomasks Nykaza's entire right, title and interest in and to all such Inventions, applications and patents;
         (d) execute, acknowledge, and deliver such papers, and do such other rightful acts, as Photomasks may consider necessary to secure to, and maintain for, Photomasks the fullest rights to said Inventions, applications and patents; and
         (e) at Photomasks' request and expense provide all reasonable assistance and cooperation to Photomasks in the enforcement of said patents.

    With respect to (d) and (e) above, DuPont shall also provide reasonable assistance and cooperation to Photomasks as necessary.

    11. Photomasks and DuPont hereby agree and acknowledge that neither of them desires to receive the other's confidential and proprietary information, and all parties agree that Nykaza shall not disclose to Photomasks any DuPont confidential information which Nykaza may possess or acquire, nor shall Nykaza disclose to DuPont any Photomasks confidential information which he may possess or acquire.

    12. Photomasks, DuPont and Nykaza each warrant that except as otherwise disclosed in this Agreement, each has no obligations in conflict with any of the provisions hereof. Photomasks, DuPont and Nykaza each agree not to assume obligations to third parties in conflict with any of the provisions hereof.

    13. It is understood that Nykaza will act independently in the performance of the consulting services contemplated hereby for Photomasks, that he is not engaged as an employee of Photomasks, that neither Nykaza nor DuPont is appointed an agent for Photomasks for any purpose, and that neither Nykaza nor DuPont has authority to bind Photomasks to any agreement.

    14. Photomasks and DuPont fully and completely release each other, and each other's respective officers, employees, and independent contractors from any and all liability related to Nykaza's presence on any property owned, leased or otherwise possessed by Photomasks, or Nykaza's use of tools, equipment or other implements in the performance of services hereunder, or Nykaza's conduct pursuant to this Agreement. In the event that a third party, other than Nykaza, makes any claims against Photomasks and/or DuPont, based upon Nykaza's conduct and performance of services hereunder, then Photomasks and/or DuPont shall be liable therefore, and shall indemnify each other, in proportion to their relative fault. Any claims by Nykaza with respect to his conduct and performance of services hereunder shall be governed by California's workers' compensation laws, as the same may be amended from time to time.

    15. Even though Nykaza's assignment ends February 1, 1998, this Agreement shall continue until June 30, 1998, unless earlier terminated by Photomasks or DuPont on ninety (90) calendar days' prior written notice to the other party. Any obligation arising under Sections 7 through 11 inclusive and Section 14 shall survive any termination or expiration of this Agreement.

    16. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.


DuPont Photomasks, Inc.                DuPont Corporation

By: _____________________________      By:  ____________________________

Title:  _________________________      Title:  _________________________


Agreed and Acknowledged:


________________________________
   JOHN A. NYKAZA

                                                                EXHIBIT A-7

                         E. I. DU PONT DE NEMOURS AND COMPANY
                                         AND
                               DUPONT PHOTOMASKS, INC.


                               SERVICE AGREEMENT DETAIL


ENTITY PROVIDING SERVICE:    DuPont (U.S.A.) Sourcing


SERVICE TO BE PROVIDED:      Sourcing


DESCRIPTION OF SERVICE:

    1. Procurement of goods and services as defined in the Description of Services attached.

    2. Use reasonable good faith efforts to permit DuPont Photomasks, Inc., to continue access to all corporate agreements.


PRICE OF SERVICE:

    - Costs for the above service will be $16,000 monthly ($192,000 annually).



DUPONT SERVICE COORDINATOR:  P. J. Keller

                                                                EXHIBIT A-7

ATTACHMENT


                         E. I. DU PONT DE NEMOURS AND COMPANY
                                         AND
                               DUPONT PHOTOMASKS, INC.


                          SERVICE AGREEMENT DETAIL (CONT'D)


ENTITY PROVIDING SERVICE:    DuPont (U.S.A.) Sourcing


                                  ANNUAL     MONTHLY
SERVICE                           PRICE       PRICE             COMMENT
- -------                           -----       -----             --------
Contracting                       $60,000   $ 5,000   50%  of G. Down plus
                                                      appropriate clerical
                                                      support

Equipment/MRO                      15,000     1,250   Engineering Procurement
                                                      support plus access to
                                                      Corporate supply
                                                      agreements

Transportation/ Distribution       50,000     4,167   Global Support &
                                                      Management

Other                              15,000     1,250   ISP Travel and Misc.
                                                      Consulting & Training

Subtotal                         $140,000   $11,667


U.S. Overhead                     53.200     $4,433   38% Upcharge

Total U.S.                      $192,000    $16,000

                                                                EXHIBIT A-8

                               DUPONT PHOTOMASKS, INC.


                                DESCRIPTION OF SERVICE


ENTITY PROVIDING SERVICE:    E. I. du Pont de Nemours and Company

SERVICE TO BE PERFORMED:          Safety Services -- U.S. Sites

DESCRIPTION OF SERVICE:
    - Safety and Occupational Health services including scheduled surveys and reports.
    - Daily and weekly tracking of distribution concerning OSHA and other federal regulatory issues and concerns.
    - Occupational injury and illness statistics, reports, programs, goals, and performance.
    -    Safety and Occupational Health programs.
    - Distribution and follow-up with respect to regulatory compliance advice and information.

KEY CUSTOMER SATISFACTION FACTORS:
    - Required Safety & Occupational Health information communicated on a timely basis.
    -    Prompt response to inquiries and regulatory needs.
    -    Identification and assistance with site-specific programs.
    - Prompt and direct in-house response to key safety, health, regulatory and fire protection issues and concerns.

METHOD OF COST ALLOCATION:
    - DPI will be charged fully allocated cost of personnel assigned on direct usage basis.

BASIS OF COST ALLOCATION:
    - Average fully allocated cost of personnel assigned to DPI times total effort specific to DPI.

PRICE OF SERVICE:  $15,000/year

                                                                EXHIBIT A-9

                         E. I. DU PONT DE NEMOURS AND COMPANY
                                         AND
                               DUPONT PHOTOMASKS, INC.


                               SERVICE AGREEMENT DETAIL


ENTITY PROVIDING SERVICE:    DuPont Continuous Business Improvement


SERVICE TO BE PROVIDED:      Continuous Business Improvement Consulting


SERVICE START DATE:               Estimated to begin on July 1, 1996


DESCRIPTION OF SERVICE:

    (1)  Provide general consulting to implement business resource planning.

    (2) Provide project management and process improvement support and facilitation in support of the "central inventory phase II project.


PRICE OF SERVICE:

    (1)  Price of item #1 above is $50,000 annually.

    (2)  Price of item #2 above is $140,000 annually.


DUPONT SERVICE COORDINATOR:  A. Alrich